PRIVILEGED AND CONFIDENTIAL EXECUTION VERSION 1006246581v4 INVESTMENT MANAGEMENT AGREEMENT This Investment Management Agreement (the “Agreement”), dated as of November 1, 2021 (the “Effective Date”), is by and between Allstate Life Insurance Company, a life insurance company domiciled in the State of Illinois (the “Company”) and Blackstone ISG-I Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”). WHEREAS, the Company desires that the Investment Manager supervise and direct the investment and reinvestment with respect to all of the assets in the Company's general account and any other accounts or sub-accounts of the Company (the assets in such accounts or sub-accounts, together with (i) all additions, substitutions and alterations thereto, and (ii) any other Subject Assets (as defined in the Side Letter, dated as of November 1, 2021, by and between the Investment Manager and Everlake US Holdings Company (f/k/a Antelope US Holdings Company) (“Parent”)) are collectively referred to herein as the “Account”), and the Investment Manager wishes to accept such appointment on the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows: 1. Appointment of Investment Manager. On the terms and subject to the conditions set forth herein, the Company hereby appoints the Investment Manager as investment manager of the Account with discretionary authority to manage the investment and reinvestment of the funds and assets of the Account in accordance with the terms hereof, including those set forth in Schedule 1 attached hereto (as amended or supplemented from time to time by an agreement in writing of the Company and the Investment Manager, the “Investment Guidelines”), and the Investment Manager accepts such appointment. In the course of providing the services contemplated by this Agreement, the Investment Manager acknowledges that it is a fiduciary and is required to act in accordance with its fiduciary duties under the Investment Advisers Act of 1940, as amended, and such fiduciary duties shall specifically include a duty of care and loyalty to Company. 2. Management Services; Duties and Powers of Investment Manager; Sub-Managers. (a) For the avoidance of doubt and without limiting the generality of the powers conferred upon it by Section 1, the Investment Manager shall be responsible for the investment and reinvestment of the assets of the Account in accordance with the Investment Guidelines. Subject to the Investment Guidelines, the Investment Manager shall have full authority and discretion with respect to the decisions to be made regarding the investment and reinvestment of the assets of the Account. In connection therewith, the Investment Manager shall have full authority as the Company’s true and lawful agent and attorney-in-fact, with full power of substitution and full power in its name, place and stead, without obtaining the prior approval of the Company and at the Company’s expense, to:

2 1006246581v4 (i) source, identify and evaluate investment opportunities for the Account, monitor and review the investments held in the Account and analyze the progress of such investments; (ii) make investment decisions in respect of the Account (including taking actions with respect to the acquisition, purchase, consummation, satisfaction, exchange, liquidation, transfer and other dispositions of investments); (iii) make investment representations on behalf of the Company in connection with making investments; (iv) enter into, make and perform all contracts, agreements, instruments and other undertakings for and on behalf of the Company and/or the Account as the Investment Manager may determine to be necessary, advisable or incidental to the carrying out of the purposes of this Agreement; (v) to buy, sell, sell short, hold and trade, on margin or otherwise and in or on any market or exchange within or outside the United States or otherwise, preferred and common stock of domestic and foreign issuers, securities convertible into preferred or common stock of domestic and foreign issuers, debt securities of and/or loans to domestic and foreign governmental issuers (including federal, state, municipal, governmental sponsored agency, global and regional development bank and export-import bank issuers) and domestic and foreign corporate issuers, investment company securities, money-market securities, partnership interests, mortgage and asset backed securities, foreign currencies and currency forwards, futures contracts and options thereon, bank and debtor-in-possession loans, trade receivables, repurchase and reverse repurchase agreements, commercial paper, other securities, futures and derivatives (including equity, interest rate and currency swaps, swaptions, caps, collars and floors), asset hedging, rights and options on all of the foregoing and other investments, assets or property selected by the Investment Manager in its discretion; (vi) to advise the Company to select, open, maintain or close one or more sub-accounts with any Custodian (as defined below) pursuant to the applicable Custodial Agreement (as defined below); (vii) to transfer funds (by wire transfer or otherwise) or securities (by transfer via the Depository Trust & Clearing Corporation or otherwise) (A) between the Account's Custodians (if more than one), (B) between sub-accounts maintained by any Custodian for the Account, (C) subject to Section 20(d), between the Account and any account owned by other clients of the Investment Manager or (D) to or from any brokers or dealers engaged by the Investment Manager on behalf of the Company in connection with the investments permitted herein; provided, that in recognition of the Investment Manager’s authority to transfer funds or securities between the Account’s Custodians, the Company will (i) provide a copy of this Agreement to each Custodian that will be sending any Account assets to non-affiliated Custodians and (ii) specify to such Custodian(s)

3 1006246581v4 the Company accounts maintained with Custodians, which shall be in a writing signed by the Company and provided to the sending Custodian that states with particularity the name and account numbers on sending and receiving accounts (including the ABA routing number(s) or name(s) of the receiving Custodian); (viii) to select and open, maintain, and close one or more trading accounts with brokers and dealers for the execution of transactions on behalf of the Company and to negotiate, enter into, execute, deliver, perform, renew, extend, and terminate all contracts, agreements, and other undertakings on behalf of the Company with brokers, dealers, prime brokers or other counterparties, including, but not limited to, executing broker agreements; and (ix) to effect such other investment transactions involving the assets in the Company's name and solely for the Account, including without limitation, to execute swaps, futures, options and other agreements with counterparties on the Company's behalf as the Investment Manager deems appropriate from time to time in order to carry out the Investment Manager's responsibilities hereunder. (b) The Investment Guidelines, including any amendments or supplements thereto, shall comply with the insurance laws and regulations of the State of Illinois applicable to investments of the Company (“Applicable Investment Law”). If, due to a change in Applicable Investment Law, the Company reasonably determines that the Investment Guidelines no longer conform to Applicable Investment Law, the Company may request revisions to the Investment Guidelines in order to cause the Investment Guidelines to conform to Applicable Investment Law, and the Investment Manager shall accept such revisions. (c) In accordance with the Investment Manager's policies and procedures set forth in Schedule 3 attached hereto, the Investment Manager or its agent is authorized, but shall not be required, to vote, tender or convert any securities in the Account; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; and the Investment Manager shall not incur any liability to the Company by reason of any exercise of, or failure to exercise, any such discretion in the absence of gross negligence or willful misconduct. (d) Notwithstanding anything in this Agreement to the contrary, the Investment Manager may, in its own discretion, but with the prior verbal or written consent of the Company, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations hereunder to one or more investment advisers (each, a “Sub-Manager”), including to any of its Affiliates; provided, that (i) any such delegation shall be revocable by either the Investment Manager or the Company consistent with the terms and conditions related to the appointment of such Sub-Manager, (ii) no such designation shall relieve the Investment Manager from any of its obligations or liabilities hereunder, and the Investment Manager shall always remain responsible to the Company for all obligations or liabilities of such Sub-Manager with regards to providing such service or services as if provided by the Investment Manager and (iii) the Investment Manager shall be responsible for ensuring that any Sub-Manager complies with the Investment Guidelines. The Company shall be responsible for all fees and other remuneration

4 1006246581v4 payable to Sub-Managers in respect of delegations to Sub-Managers (the “Sub-Management Fees”); provided, that the Company shall not bear any Sub-Management Fees that, when combined with the Management Fee paid under this Agreement, would exceed an amount equal to 0.26% per annum of the Average Month-End Net Asset Value of the Account (an “Excess Fee Amount”), and any such Excess Fee Amount shall not constitute a liability or obligation of the Company but shall instead be payable to the Investment Manager (or its designee) by Parent or other affiliate of the Company. 3. Compensation; Expenses. (a) The Company agrees to pay, from the assets of the Account, the Investment Manager or its designee a management fee (“Management Fee”) for the services provided pursuant to this Agreement, calculated and paid in accordance with Schedule 2 attached hereto (b) The Investment Manager will be responsible for any costs and expenses of providing to the Account the office overhead necessary for the Account’s operations, except as otherwise expressly provided herein, and the compensation of the Investment Manager’s and its Affiliates’ personnel; provided, that the Company shall be responsible for (i) Sub-Management Fees payable in respect of delegations to Sub-Managers in accordance with Section 2(d) and (ii) Account Trading and Investment Expenses of the Investment Manager and Sub-Managers, in each case out of the assets of the Account (or as otherwise invoiced to the Company, in which case the Company shall pay any such Account Trading and Investment Expenses directly). For purposes of this Agreement, “Account Trading and Investment Expenses” shall include, without limitation: (i) all fees, costs and expenses of tax advisors, accountants, administrators, legal counsel, auditors, investment bankers, consultants, depositaries or custodians, operating partners and attorneys; (ii) all fees, costs and expenses, if any, incurred by or on behalf of the Account in developing, negotiating and structuring prospective or potential investments which are not ultimately consummated, including without limitation any legal, tax, accounting, travel, advisory, consulting, printing and other related costs and expenses and any liquidated damages, reverse termination fees and/or similar payments and commitment fees in respect of investments that are not ultimately consummated; (iii) all fees, costs and expenses incurred in developing, negotiating, structuring, trading, settling, monitoring and holding actual investments including, without limitation, any legal (including costs, expenses and fees charged or specifically attributed or allocated by the Investment Manager or its Affiliates to the Account or any funds, vehicles, products, customized solutions, single-investor funds and accounts in which the Account invests (collectively, the “Blackstone Funds”) or portfolio companies thereof for hours spent by its in-house attorneys and tax advisors to provide transactional legal advice or services to the Account (or the Blackstone Funds or portfolio companies thereof) on matters related to potential or actual investments, transactions and the ongoing legal operations of the Account (or the Blackstone Funds or portfolio companies thereof), which amounts

5 1006246581v4 shall not offset or reduce the Management Fee, Sub-Management Fees or any Blackstone Fund management fees); (iv) any costs and expenses associated with the organization and maintenance of any vehicle through which the Account directly or indirectly participate in investments; (v) brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing, and settlement charges, expenses of any arbitration pursuant to Section 14, and other investment costs, fees and expenses actually incurred in connection with making, holding, settling, monitoring or disposing of actual investments (including, without limitation, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars); (vi) research-related expenses, including, without limitation, news and quotation equipment and services (including internal expenses, charges and / or related costs incurred, charged or specifically attributed or allocated by the Account, the Investment Manager or its Affiliates in connection with such provision of services thereby); (vii) technology-related expenses, including, without limitation, costs and expenses of technology service providers and related software/hardware and market data and research utilized in connection with the Account’s investment and operational activities (including internal expenses, charges and / or related costs incurred, charged or specifically attributed or allocated by the Account, the Investment Manager or its Affiliates in connection with such provision of services thereby); (viii) expenses relating to ongoing compliance-related matters and regulatory reporting obligations specifically relating to the Account’s activities (including, for greater certainty, expenses relating to the preparation and filing of Form PF, reports and notices to be filed with the U.S. Commodity Futures Trading Commission and/or reports, filings, disclosures and notices prepared in connection with the AIFMD or the laws and/or regulations of jurisdictions in which the Account engages in activities) and/or other regulatory filings, notices or disclosures of the Investment Manager and its Affiliates relating to the Account and its activities; (ix) interest and fees and expenses arising out of all borrowings made by the Account, including, but not limited to, the arranging thereof; (x) the costs of any litigation involving the Account or an investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or

6 1006246581v4 liability relating to the affairs of the Account, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification pursuant to Section 6; (xi) any liquidated damages, forfeited deposits, reverse termination fees or other similar payments with respect to an investment; expenses of liquidating the Account; (xii) expenses associated with the preparation of the Account’s periodic reports and related statements and other printing and reporting-related expenses (including other notices and communications) in respect of the Account and its activities (including internal expenses, charges and / or related costs incurred, charged or specifically attributed or allocated by the Account, the Investment Manager or its Affiliates in connection with such provision of services thereby); (xiii) any taxes and/or tax-related interest, fees or other governmental charges (including, any penalties incurred where the Investment Manager lacks sufficient information from third parties to file a timely and complete tax return, as determined by the Investment Manager in good faith) levied against the Account and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Account; and (xiv) the expenses of the Independent Client Representative (if appointed). For the avoidance of doubt, Account Trading and Investment Expenses described above shall be understood to include the Account’s pro rata share of any such expenses borne directly or indirectly through any Blackstone Fund or other applicable underlying investment fund, vehicle or account. 4. Custodian. (a) The assets of the Account shall be held by one or more custodians, trustees or securities intermediaries duly appointed by the Company (each, a “Custodian”), in one or more accounts at each such Custodian pursuant to custodial, trust or similar agreements selected by the Company (each, a “Custodial Agreement”). The Investment Manager may advise the Company to open new sub-accounts under any Custodial Agreement, and cause the assets of the Account to be held in such sub-accounts established with the applicable Custodian in accordance with such Custodial Agreement. The Investment Manager is authorized to give instructions to each Custodian, in writing, with respect to all investment decisions regarding the Account. Nothing contained herein shall be deemed to authorize the Investment Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof (in such investments as the Investment Manager may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to the Investment Manager's direction shall rest upon the Custodians. The Custodians may be changed from time to time upon the written instructions of the Company. (b) The Company shall instruct each Custodian to send the Investment Manager duplicate copies of all Account statements given to the Company by the Custodian. The

7 1006246581v4 Company acknowledges that it receives Account statements from each Custodian at least quarterly. 5. Brokerage. The Company hereby delegates to the Investment Manager sole and exclusive authority to designate the brokers or dealers through whom all purchases and sales on behalf of the Account will be made. To the extent permitted by applicable law, such brokers or dealers may include Affiliates of the Investment Manager. The Investment Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Account. In selecting brokers or dealers to effect transactions on behalf of the Account, the Investment Manager, subject to its overall duty to obtain “best execution” of Account transactions, will have authority to and may consider the full range and quality of the ability of the brokers or dealers to execute transactions efficiently, their responsiveness to the Investment Manager's instructions, their facilities, reliability and financial responsibility and the value of any research or other services or products they provide. The Investment Manager will not be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for the Account or to select any broker-dealer on the basis of its purported posted commission rate. As long as the services or other products provided by a particular broker or dealer (whether directly or through a third party) qualify as “brokerage and research” services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (and relevant Securities and Exchange Commission interpretations of that section) and the Investment Manager determines in good faith that the amount of commission charged by such broker or dealer is reasonable in relation to the value of such “brokerage and research services,” the Investment Manager may utilize the services of that broker or dealer to execute transactions for the Account on an agency basis even if (i) the Account would incur higher transaction costs than it would have incurred had another broker or dealer been used and (ii) the Account does not necessarily benefit from the research or products provided by that broker or dealer. 6. Limitation of Liability; Indemnification. (a) The Investment Manager does not guarantee the future performance of the Account or any specific level of performance, the success of any investment decision or strategy that the Investment Manager may use, or the success of the Investment Manager's overall management of the Account. The Investment Manager does not provide any express or implied warranty as to the performance or profitability of the Account or any part thereof or that any specific investment objectives will be successfully met. The Company understands that investment decisions made by the Investment Manager on behalf of the Account are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. (b) The Investment Manager, any Affiliate of the Investment Manager or any member, partner, shareholder, principal, director, officer, employee or agent of the Investment Manager or any such Affiliate (each, an “Investment Manager Party”) shall not be liable for any loss, liability, damage, costs and expenses (including, without limitation, any interest, penalties and reasonable attorneys’ fees incurred in connection with the defense of proceedings) (“Losses”) resulting from: (i) any act or omission (including any such acts or omissions deemed to constitute willful misconduct, negligence, or bad faith) of any independent representative, consultant, independent contractor, broker, agent or other person who is selected, engaged or retained by the

8 1006246581v4 Investment Manager in connection with the performance of ministerial services, without investment management discretion, under this Agreement; provided, that such representative, consultant, independent contractor, broker, agent or other person is selected and monitored by the Investment Manager and its Affiliates, representatives or other related persons, as applicable, in good faith; (ii) any act or failure to act by any Custodian or any other third party; (iii) the failure by the Investment Manager to adhere to any limitations or restrictions contained in the Investment Guidelines as a result of changes in market value, additions to or withdrawals from the Account, portfolio rebalancing or other non-volitional acts of the Investment Manager; (iv) any act or omission by the Investment Manager in connection with the performance of its services under this Agreement, except in cases of gross negligence or willful misconduct by the Investment Manager of the obligations and duties of the Investment Manager under this Agreement; or (v) revisions to the Investment Guidelines pursuant to Section 2(b). The Investment Manager shall have no liability for any Losses suffered, and shall be fully indemnified by the Company for any Losses it may suffer, as the result of any actions it takes or any actions it does not take based on instructions received from any of the authorized persons of the Company reasonably believed by the Investment Manager to be genuine. The Investment Manager may consult with legal counsel at its cost and expense concerning any question which may arise with reference to this Agreement or its duties hereunder. (c) The Investment Manager shall indemnify, defend, hold and save harmless the Company, any Affiliate of the Company or any member, partner, shareholder, principal, director, officer, employee or agent of the Company or any such Affiliate (each, a “Company Party”) against any Losses to the extent arising from (i) any material inaccuracy in or breach of the representations and warranties made by the Investment Manager contained in Section 8(b), (ii) any material breach or material failure by the Investment Manager to perform any of its covenants or obligations contained in this Agreement, (iii) any gross negligence or willful misconduct by the Investment Manager of the obligations and duties of the Investment Manager under this Agreement or (iv) any act or omission by the Investment Manager deemed to constitute a breach of the standard of care set forth in Section 1 of this Agreement, in each case only as finally determined in a final decision on the merits by a court of competent jurisdiction in any action, suit or proceeding. (d) The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Company may have under those laws. 7. Termination. (a) Either party may terminate this Agreement upon thirty (30) calendar days' prior written notice (a “Termination Notice”) or such shorter period of time as the parties may agree in writing. (b) Termination of this Agreement shall not, however, affect liabilities and obligations incurred or arising from transactions initiated under this Agreement prior to the termination date, or consummation of any transactions initiated prior to the receipt by one party of the other party’s notice of termination. Following a Termination Notice, the Investment Manager shall work with the Company to effect a prompt and orderly transition of the portfolio; provided,

9 1006246581v4 however, that the Investment Manager will have no obligation to recommend any action with respect to, or to liquidate, the assets in the portfolio nor shall the Investment Manager be required to incur any out of pocket expense. 8. Representations, Warranties and Covenants. (a) The Company represents and warrants to the Investment Manager as follows: (i) the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; (iii) the execution, delivery and performance of this Agreement by the Company do not violate (A) any law applicable to the Company, (B) any provision of the constituent documents of the Company, or (C) any agreement or instrument to which the Company is a party, except for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement; (iv) no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with the execution, delivery and performance of this Agreement other than those already obtained; (v) the Company is an insurance company; (vi) the Company is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended) nor exempt from the definition of investment company by reason of Section 3(c)(1) of such Act; (vii) the Company is an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended; (viii) the Company is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QIB; (ix) the Company is a “qualified eligible person” (“QEP”) as defined in Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”), and the Company will promptly notify the Investment Manager if the Company ceases to

10 1006246581v4 be a QEP, and hereby consents to be treated as an “exempt account” under CFTC Rule 4.7 by the Investment Manager or any Sub-Manager, as the case may be; (x) the Company is a “qualified purchaser” (“QP”) as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QP; (xi) none of the assets contained in the Account are or will be “plan assets” of an employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended; and (xii) the Company has adopted appropriate anti-money laundering policies and procedures consistent with the applicable requirements of the USA PATRIOT Act and any other applicable anti-money laundering laws and regulations; (xiii) the Company’s interest in any Investment shall be acquired and/or is being acquired for its own account solely for investment and not with a view to resale or distribution thereof (unless otherwise provided in this Agreement) and the Company has such knowledge and experience in financial and business matters that the Company is capable of evaluating the merits and risks of the terms and conditions of this Agreement including those risks associated with the investment program described hereunder, the term, fee and expense structure provided for hereunder and is able to bear such risks, including a complete loss of capital; (xiv) The Company acknowledges and agrees that, in accordance with Section 4, the Investment Manager shall under no circumstances act as custodian of the assets of the Account or any securities or other investments purchased or sold for the Account or cash pending contribution to or distribution from any such investment or take or have title to or possession of the assets of the Account or any securities or other investments purchased or sold for the Account. The Investment Manager shall not have the power or authority to amend the terms of any of the Company’s custody arrangements with respect to the Account or related cash or to appoint a custodian without the Company’s prior written consent. The Company shall notify each Custodian prior to its appointment as a custodian to the Account of the limitations with respect to the Investment Manager set out in this Section 8(a)(xiv); (xv) the Company has received a copy of the Investment Manager’s Form ADV Part 2A; and (xvi) each representation and warranty made herein by the Company shall be deemed made by the Company on a continual basis, as of each date this Agreement continues to be in effect, and the Company shall immediately notify the Investment Manager if any representation or warranty made herein ceases to be true in any material respect.

11 1006246581v4 (b) The Investment Manager represents and warrants, and with respect to clause (vi) below, covenants, to the Company as follows: (i) the Investment Manager has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; (iii) the execution, delivery and performance of this Agreement by the Investment Manager do not violate (A) any law applicable to the Investment Manager, (B) any provision of the articles of incorporation or by-laws of the Investment Manager, or (C) any agreement or instrument to which the Investment Manager is a party, except for such violations as would not have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement; (iv) no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with the execution, delivery and performance of this Agreement other than those already obtained; (v) the Investment Manager is registered under the Investment Advisers Act of 1940, as amended, as an “investment adviser”; (vi) the assets in the account are and shall remain (A) the exclusive property of the Company; (B) held for the benefit of the Company; and (C) subject to the control of the Company (other than any such assets that are held in a reinsurance trust account, which shall be subject to the limitations of the applicable reinsurance trust agreement); and (vii) the Investment Manager shall continue to be registered under the Investment Advisers Act of 1940, as amended, as an “investment adviser” for as long as this Agreement is in full force and effect or until this Agreement is otherwise terminated in accordance with Section 7. 9. Asset Hedging Activities. The Company hereby authorizes the Investment Manager to enter into, in the name, and on behalf, of the Company, such over-the-counter, exchange traded and other asset hedging and derivative transactions with respect to the Account (including executing any and all contracts or agreements related thereto) as are permitted pursuant to the Investment Guidelines and in accordance with the Company’s derivative use plan as adopted by the Company’s Board of Directors (each such transaction, a “Derivative Transaction”) and any such Derivative Transaction shall be the responsibility of the Company.

12 1006246581v4 10. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, facsimile, e-mail, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows: (a) If to the Company: Allstate Life Insurance Company 3100 Sanders Road, Suite 303 Northbrook, IL 60062 Attention: Angela Fontana E-mail: Angela.Fontana@Everlakelife.com (b) If to the Investment Manager: Blackstone ISG-I Advisors L.L.C. 345 Park Avenue New York, New York 10154 Email: jeffrey.iverson@blackstone.com Attention: Jeffrey Iverson General Counsel and Chief Compliance Officer Addresses may be changed by notice in writing signed by the addressee. 11. No Assignment. This Agreement may not be assigned by any party to this Agreement without the prior written consent of the other parties hereto and the receipt of prior approval or non-objection of the Illinois Department of Insurance. For purposes of the preceding sentence, the term “assign” shall have the meaning given the term “assignment” in Section 202(a)(1) of the Advisers Act and Rule 202(a)(1)-1 thereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties hereto and their successors and permitted assigns, in each case provided that such successor or assignee agrees to be bound by the terms and conditions of this Agreement. 12. Governing Law. To the extent consistent with any mandatorily applicable federal law, this Agreement shall be governed by the laws of the State of New York without giving effect to any principles of conflicts of law thereof that would permit or require the application of the law of another jurisdiction and are not mandatorily applicable by law. 13. Illinois Insurance Law Requirements. (a) If the Company is placed in receivership or seized by the Director of the Illinois Department of Insurance (the “Director”) under the Article XIII of the Illinois Insurance Code: (1) all of the rights of the Company under this Agreement extend to the receiver or the Director; and (2) all books and records will immediately be made available to the receiver or the Director and shall be turned over to the receiver or the Director immediately upon the receiver's or the Director 's request.

13 1006246581v4 (b) The Investment Manager does not have any automatic right to terminate the agreement if the Company is placed in receivership pursuant to Article XIII of the Illinois Insurance Code. (c) The Investment Manager agrees to continue to maintain any systems, programs, or other infrastructure notwithstanding a seizure by the Director under Article XIII of the Illinois Insurance Code, and will make them available to the receiver for so long as the Investment Manager continues to receive timely payment for services rendered. (d) Other than in respect of investments permitted by the Investment Guidelines and applicable investment laws and regulations under the Illinois Insurance Code, the Company shall not advance funds to the Investment Manager under this Agreement, except to pay fees and expenses pursuant to the terms of this Agreement. 14. Arbitration. Any controversy arising out of or in connection with this Agreement shall be settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction. Without giving effect to Section 12, any such arbitration and this Section 14 shall be governed by Title 9 of the U.S. Code (Arbitration). 15. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the forgoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph. 16. Right to Audit. The Company and it representatives shall have the right, at its own expense, to conduct an audit of the relevant books, records and accounts of the Investment Manager related to the Account during normal business hours upon giving reasonable notice of their intent to conduct such an audit (including for the purpose of overseeing the services provided hereunder by the Investment Manager and monitoring such services on an annual basis for quality assurance as required by Section 654.30(c)(2)(E) of Title 50 of the Illinois Administrative Code). In the event of such audit, the Investment Manager shall comply with the reasonable requests of the Company and its representatives and provide access to all books, records and accounts necessary to the audit and the Company shall reimburse the Investment Manager for its reasonable costs and expenses in connection with such audit. 17. Books and Records. All books and records developed or maintained under or related to this Agreement shall remain the property of the Company and under its control. The Investment Manager shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of the Company in respect of the Account.

14 1006246581v4 18. Reports. The Investment Manager shall furnish the Company with such reports relating to the Account as the Company shall from time to time reasonably require. In addition, the Company represents, and the Investment Manager acknowledges, that the Company has ongoing reporting obligations as a result of regulatory requirements and commitments applicable to the Company as an insurance company, and in connection therewith, the Investment Manager agrees to use commercially reasonable efforts to provide such information and available personnel as the Company may from time to time reasonably request as necessary for the Company’s compliance with such reporting obligations. 19. Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or gross negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes. 20. Non-Exclusive Dealings with and by Investment Manager Parties; Conflicts of Interest. (a) Although nothing herein shall require the Investment Manager to devote its full time or any material portion of its time to the performance of its duties and obligations under this Agreement, the Investment Manager shall furnish continuous investment management services for the Account and, in that connection, devote to such services such of its time and activity (and the time and activity of its employees) during normal Business Days and hours as it shall reasonably determine to be necessary for the Account to achieve its investment objective(s); provided, however, that nothing contained in this Section 20(a) shall preclude the Investment Manager Parties from acting, consistent with the foregoing, either individually or as a member, partner, shareholder, principal, director, trustee, officer, official, employee or agent of any entity, in connection with any type of enterprise (whether or not for profit), regardless of whether the Company, Account or any Investment Manager Party has dealings with or invests in such enterprise. (b) The Company understands that the Investment Manager will continue to furnish investment management and advisory services to others, and that the Investment Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Account. The Company further understands that the Investment Manager Parties may or may not have an interest in the securities whose purchase and sale the Investment Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Investment Manager Parties or other investors may take with respect thereto. Furthermore, the Company understands and agrees that each Investment Manager Party shall have the right to engage, directly or indirectly, in the same or similar business activities or lines of business as the Investment Manager and any other Investment Manager Party and no knowledge or expertise of any Investment Manager Parties or any opportunities available to such Investment Manager Parties shall be imputed to the Investment Manager or any other Investment Manager Parties.

15 1006246581v4 (c) The Company agrees that the Investment Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Investment Manager Parties are directors or officers, or companies as to which the Investment Manager Parties have any substantial economic interest or possesses material non-public information, unless the Investment Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Company or discloses such conflict to the Company prior to rendering such advice or services with respect to the Account. (d) From time to time, when determined by the Investment Manager to be in the best interest of the Company, the Account may purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by the Investment Manager or an Affiliate at prevailing market levels in accordance with applicable law and utilizing such pricing methodology determined to be fair and equitable to the Company in the Investment Manager's good faith judgment. (e) Consistent with applicable law, the Company hereby authorizes the Investment Manager to effect securities transactions on behalf of the Account with its affiliated broker-dealers, and understands that such affiliated broker-dealers may retain commissions in connection with effecting any transactions for the Account. The Investment Manager and any affiliated broker-dealers are also hereby authorized, consistent with applicable law, by the Company to execute agency cross transactions on behalf of the Account. Agency cross transactions may facilitate a purchase or sale of a block of securities for the Account at a predetermined price and may avoid unfavorable price movements which might otherwise be suffered if the purchase or sale order were exposed to the market. However, the Investment Manager and its affiliated broker-dealers may receive commissions from, and therefore may have a potentially conflicting division of loyalties and responsibilities regarding, both parties to an agency cross transaction. The Company understands that its authority to the Investment Manager to effect agency cross transactions for the Company is terminable at will without penalty, effective upon receipt by the Investment Manager of written notice from the Company. 21. Aggregation and Allocation of Orders. The Company acknowledges that circumstances may arise under which the Investment Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Investment Manager's clients' accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company acknowledges that, while the Investment Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on a fair and reasonable basis, the Investment Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Account, the Investment Manager may average the various prices and charge or credit the Account with the average price. 22. Investment Manager Independent. For all purposes of this Agreement, the Investment Manager shall be deemed to be an independent contractor and shall have no authority

16 1006246581v4 to act for, bind or represent the Company or the Company's shareholders in any way, except as expressly provided herein, and shall not otherwise be deemed to be an agent of the Company. Nothing contained herein shall create or constitute the Investment Manager and the Company as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other person, except as expressly provided herein. 23. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein. 24. Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed to the greatest extent practicable in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement. 25. Counterparts; Amendment. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may not be modified or amended, except (a) by an instrument in writing signed by the party to be bound or as may otherwise be provided for herein and (b) as approved or non-objected to by the Illinois Department of Insurance. 26. Business Day. For the purpose of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law or executive order to close in Chicago, Illinois or New York, New York. 27. Affiliate. For the purpose of this Agreement, “affiliate” or “Affiliate” shall mean, with respect to any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, unincorporated organization, governmental authority or other entity (“person”), any other person that directly or indirectly controls, is controlled by, or is under common control with, such person. “Control” (including the terms, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. [Remainder of page intentionally left blank.]

Signature Page Investment Management Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT. Blackstone ISG-I Advisors L.L.C. Name: Jeffrey Iverson Title: Chief Operating Officer Allstate Life Insurance Company Name: Title:

DocuSign Envelope ID: A78EC47F-B1DC-4256-B658-E9BD26833931

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Blackstone ISG-I Advisors L.L.C.

____
Name:
Title:

Allstate Life Insurance Company

____
Name: Tyler (Doney) Largey
Title: Chief Executive Officer

Signature Page
Investment Management Agreement

Schedule 1

Investment Guidelines

Capitalized terms used but not otherwise defined in these Investment Guidelines have the meanings ascribed to such terms in the Investment Management Agreement.

The Investment Guidelines will be amended to reflect any future changes in Illinois Insurance Law to conform to applicable Illinois investment laws.

I. Investment Objectives

The Company's Investment Objectives are to:

- Ensure the prudent management of the Company's investments, taking into consideration preservation of principal, reasonable investment and issuer diversification, yield and return, stability in value, and liquidity, so that obligations to Company policyholders are adequately met and the Company's financial strength is sufficient to cover reasonably foreseeable business needs.
- Satisfy all requirements under Illinois Insurance Law governing the Company's investment activities, including the quality, maturity, and diversification of investments.
- Oversee investment strategies that are intended to assure that the investments and investment practices are appropriate for the business conducted by the Company, including the nature and duration of its liabilities.
- Ensure that the investment strategies implemented by the Investment Manager are appropriate for an insurer with the product mix, liquidity needs, and scale of the Company.

II. Board Oversight

The management of the Account shall at all times remain under the oversight of the Board of Directors of the Company. The Company's management will oversee the ongoing activities of the Investment Manager to achieve the Company's objectives within its risk, capital and liquidity tolerances. The Company reserves the right to review and direct as needed specific investment activity to achieve its objectives.

III. Eligible Investments

The Investment Manager shall have full authority to buy and sell investments for the Company to the extent permitted by Illinois Insurance Law, including as described below.

The following investments shall be deemed eligible investments for the Company under the Investment Policy and Guidelines:

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- Cash equivalents: Short-term, highly rated and highly liquid investments or securities readily convertible to known amounts of cash without penalty, including:
  - Government money market mutual funds and class one money market mutual funds
  - Short-term: Investments with a remaining term to maturity of 90 days or less
  - Highly rated: Investment rated "P-1" by Moody's Investors Service, Inc., or "A-1" by S&P, or its equivalent rating by a nationally recognized statistical rating organization recognized by the SVO
- U.S. Treasury and agency securities
- Canadian Government and agency securities
- Debt securities of domestic and foreign governments
- Debt securities of domestic and foreign corporate issuers or a REIT
- Preferred and common stock of domestic and foreign issuers
- Asset backed securities
- Mortgage backed securities
- Mortgage loans
- Real estate, real property
- Equity interests, limited partnership interests
- Securities lending repurchase, reverse repurchase and dollar roll transactions
- Derivative instruments: Including options, warrants used in a hedging transaction and not attached to another financial instrument, caps, floors collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto.
- Rated credit instruments
- Special rated credit instruments
- Investment vehicles controlled and managed by affiliates of the Investment Manager ("Affiliated Funds"), which may include commingled or single investor, pooled or single purpose, funds and other separately managed account arrangements and assets Investment strategies structured and managed by affiliates of the Investment Manager ("Affiliated Strategies")
- Investments in debt obligations or equity of any portfolio entities of Affiliated Funds; debt obligations or equity managed, originated or serviced by the Investment Manager, its affiliates or portfolio entities of Affiliated Funds; securitizations managed, originated

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or serviced by the Investment Manager, its affiliates or portfolio entities of Affiliated Funds.

- Investments that are eligible for the payment or accrual of interest or discount (whether in cash or other forms of income or securities), eligible to receive dividends, or other distributions or is otherwise income producing.

IV. Investment Limits

All limits referred to herein are with respect to statutory book value.

If the Company acquires additional investments that exceed the quantitative limitations of certain provisions of Illinois Insurance Law, then the Company shall manage the Portfolio consistent with Illinois Insurance Law or as approved by the Director, and as appropriate for the Company.

The Company may acquire or hold as admitted assets investments that do not otherwise qualify under Illinois Insurance Law, or exceed the limits and caps on investments of admitted assets under Illinois Insurance Law, in a manner consistent with the provisions of Illinois Insurance Law, or as approved by the Director.

Eligible Investments Limits	
Investment Type	**Maximum Limit**
Special Rated Credit Instruments	**5%**
Canadian Investments	**40%**
Issued, assumed, guaranteed, insured by Canadian Gov't or Canadian GSE	40%
Not issued, assumed, guaranteed, insured by Canadian Gov't or Canadian GSE	25%
Foreign Investments (Excluding Canada)	**20%**
Single foreign jurisdiction with NAIC 1 rating	10%
Single foreign jurisdiction with NAIC 2-6 rating	3%
Excluded: Collateralized Loan Obligations (CLOs) that have a U.S based co-issuer where at least 80% of such CLO's assets must be invested in obligations of issuers domiciled or organized in the U.S.	
Foreign Currency	**10%**
Single foreign jurisdiction with sovereign rating of NAIC 1	10%
Single foreign jurisdiction with sovereign rating of NAIC 2-6	3%
Excluded: Foreign currency hedged to U.S. Dollar	
Preferred Stocks Qualifying as Rated Credit Instruments (Excluding foreign investments)	**33.33%**
Not sinking fund stocks and rated below NAIC 2	15%
Mortgages Loans	

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Construction Loans	2%
Real Estate Total mortgage loan and direct real estate investment	45%
Leased Personable Property	2%
Equity Interests Not listed on qualified exchange (excluding mutual funds)	**20%** 5%

1. **Credit Quality Limits**

The Portfolio is managed within the following rating guidelines:

NAIC Rating	
1 and 2	0 – 100%
3-6	0 – 20%
4-6	0 – 10%
5-6	0 – 3%
6	0 – 1%

1. **Asset Class Requirements**

Asset class requirements will be consistent with Illinois Insurance Law and appropriate for the Company.

2. **Stock Limits**

- No more than 20% of the Portfolio may be invested in unaffiliated equity interests
- Preferred stock and hybrids
  - The Company may invest in preferred stocks that qualify as Rated Credit Instruments (as defined in the Illinois Insurance Code) of solvent institutions in the United States and Canada consistent with Illinois Insurance Law and appropriate for the Company.
  - No more than 3% of the portfolio may be invested in the preferred stock of an unaffiliated single issuer
- Single issuer
  - No more than 3% of the Portfolio may be invested in equity interests of an unaffiliated single issuer
  - No more than 5% of the Portfolio may be invested in equity interests that are not listed on a foreign or U.S. securities exchange

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3. Partnership Limit

The Company may invest in partnership interests consistent with Illinois Insurance Law and as appropriate for the Company.

4. Foreign Limits

The Company shall invest in securities issued by foreign issuers and foreign currencies in a manner consistent with Illinois Insurance Law and as appropriate for the Company.

5. Single Issuer Limits

Consistent with Illinois Insurance Law and as appropriate for the Company, the Company's exposure to single issuers is limited to protect against the risk of concentrated exposure to any one entity. The Company shall not acquire, directly or indirectly, an investment if, as a result of and after giving effect to the investment, the insurer would hold more than 3% of its admitted assets in investments of all kinds issued, assumed, accepted, guaranteed, or insured by a single person.

Single Issuer Limits: Sector	
Sector/Rating	**Maximum Limit**
Rated credit instrument by SVO	**3%**
Includes: ABS NAIC 1-2	
Includes: Mortgage related (single asset)	
Excludes: Mortgage related (pool of assets)	See Below
Excludes: Financial guaranty insurer with highest NRSRO rating	N/A
ABS (Single asset or pool of assets)	
NAIC 3-6	1%
NAIC 4-6	0.5%
Mortgage Related (Pool of assets)	**5%**
Mortgage Loans (One secured location)	**1%**
Construction Loans	0.25%
Leased Personable Property (item of property)	**0.5%**

6. Reverse Repurchase Transaction, Securities Lending, and Dollar Roll Limits

Reverse repurchasing, securities lending and dollar transactions may be utilized for the purpose of bridging short term funding gaps. Any transaction must terminate no later than one year from its inception. No more than 40% of admitted assets may be subject to reverse repurchasing, repurchasing, or securities lending agreements. This limitation excludes collateral posted to the FHLB.

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In a dollar roll transaction (the sale of securities issues, assumed, or guaranteed by the federal housing agencies with the obligation to purchase no more than 96 days later substantially similar securities), cash received by the Company must equal at least 100% of the market value of the securities transferred to the counterparty.

7. <u>FX Exposures</u>

The Company will manage its foreign currency exposure consistent with Illinois Insurance Law and as appropriate for the Company.

8. <u>Maturity</u>

The Company will manage duration objectives for investments within targets determined as appropriate for the Company consistent with the Company's asset liability management policy.

9. <u>Derivatives</u>

Derivatives may be used in hedging transactions.

Derivative Limits	
Type	**Maximum Limit**
Hedging Transactions	
Aggregate statement value of options, caps, floors and warrants not attached to another financial instrument purchased	7.5%
Aggregate statement value of options, caps and floors	3%
Aggregate potential exposure of collars, swaps, forwards and futures	6.5%
Income Generation Transactions	10%
Replication Transactions	
Subject to all provisions as if transaction constituted direct investment	

Counterparty exposure limits in hedging transactions are to be calculated in accordance with Illinois Insurance Law.

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10. Real Estate Bonds and Mortgages

The Company will manage its real estate and mortgage investments consistent with Illinois Insurance Law and as appropriate for the Company.

Other Limits	
Sector	
Mortgage Loans First Lien	**Domestic jurisdiction** • 90% of the fair market value of the real estate if the mortgage loan is secured by a purchase money mortgage • 80% of the fair market value of the real estate, if loan requires immediate scheduled payment in periodic installments of principal and interest, has an amortization period of 30 years or less and periodic payments made no less frequently than annually. For residential mortgage loans, the 80% limitation may be increased to 97% if acceptable private mortgage insurance has been obtained • 75% of the fair market value of the real estate for mortgage loans that do not meet the requirements above
Second Lien	Company must be holder of first lien
Credit Lease Transactions	**Exempt from Mortgage Loan limits above if:** • The loan amortizes over the initial fixed lease term at least in an amount sufficient so that the loan balance at the end of the lease term does not exceed the original appraised value of the real estate; • The lease payments cover or exceed the total debt service over the life of the loan; • A tenant or its affiliated entity, whose rated credit instruments have a SVO 1 or 2 designation or a comparable rating from a nationally recognized statistical rating organization recognized by the SVO, has a full faith and credit obligation to make the lease payments; • The insurer holds or is the beneficial holder of a first lien mortgage on the real estate; • The expenses of the real estate are passed through to the tenant, excluding exterior, structural, parking and heating, ventilation and air conditioning replacement expenses, unless annual escrow contributions, from cash flows derived from the lease payments, cover the expense shortfall; and • There is a perfected assignment of the rents due pursuant to the lease to, or for the benefit of, the insurer.

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11. <u>Investment in Affiliated Funds and Strategies</u>

- Investments in affiliated funds and affiliated strategies shall be undertaken as required by Illinois Insurance Law and as appropriate for the Company.

- Prior to undertaking any investment in an affiliate that is equal to or exceeds the lesser of 3% of Company's admitted assets or 25% of the Company's surplus as regards policyholders as of the 31st day of the prior December, the Company will provide the Director with a Form D Prior Notification of Transaction and seek the Director's approval or non-disapproval thereof.

- All investments in affiliates shall be reported in any Form B or amendment thereto filed with the Director.

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Sch. 2-1 1006246581v4 Schedule 2 Management Fee Schedule Capitalized terms used but not otherwise defined in this Schedule 2 have the meanings ascribed to such terms in the Investment Management Agreement. 1. Management Fee: In consideration of the services performed under the Agreement, the Company shall pay the Investment Manager a “Management Fee” for each calendar quarter equal to the per annum Average Month-End Management Fee Rate for such quarter of the Average Month-End Net Asset Value. Effective as of the Effective Date, the Management Fee Rate will be calculated based on the aggregate assets under management of the Company and other subsidiaries of Parent by the Investment Manager, such that the Investment Manager’s per annum Management Fee will be 0.26% of such aggregate assets under management up to $25 billion, 0.24% of such aggregate assets under management above $25 billion and up to $50 billion, 0.22% of such aggregate assets under management above $50 billion and up to $100 billion, and 0.20% of such aggregate assets under management above $100 billion. Accordingly, the “Management Fee Rate” for the Account shall, for any calendar month, be equal to:  if the aggregate month-end net asset values of the Account and each other account of Parent and its subsidiaries managed by the Investment Manager (in each case) with adjustments for contributions to, or withdrawals from, the Account during such month (“Aggregate AUM”) are less than or equal to $25 billion, 0.26%;  if Aggregate AUM exceeds $25 billion, but is less than or equal to $50 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion and (ii) 0.24% multiplied by the excess of Aggregate AUM for such month over $25 billion and where (y) is equal to Aggregate AUM for such month;  if Aggregate AUM exceeds $50 billion, but is less than or equal to $100 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion, (ii) 0.24% multiplied by $25 billion and (iii) 0.22% multiplied by the excess of Aggregate AUM for such month over $50 billion and where (y) is equal to Aggregate AUM for such month; and  if Aggregate AUM exceeds $100 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion, (ii) 0.24% multiplied by $25 billion, (iii) 0.22% multiplied by $50 billion and (iv) 0.20% multiplied by the excess of Aggregate AUM for such month over $100 billion and where (y) is equal to Aggregate AUM for such month. The “Average Month-End Management Fee Rate” for each calendar quarter shall be the average of the Management Fee Rates for each calendar month end during such calendar quarter.

Sch. 2-2 1006246581v4 The “Average Month-End Net Asset Value” for a calendar quarter shall be the average of the month-end net asset values of the Account during such calendar quarter with adjustments for contributions to, or withdrawals from, the Account during such period. If the period in respect of which a Management Fee is payable is less than a calendar quarter, then the Management Fee shall be pro-rated accordingly. 2. Valuation. The Custodian shall be responsible for determining the value of the Account and shall submit a proposed valuation of the Account as of each month-end to the Investment Manager. The parties agree to negotiate in good faith as to any objections raised by the Investment Manager about the valuation of assets in the Account for purposes of determining the Management Fee. 3. Payment of Fees: The Management Fee will be calculated, billed, and paid quarterly in arrears, based on the Average Month-End Management Fee Rate and the Average Month-End Net Asset Value of the Account as of the last Business Day of each and all of the three calendar months during the relevant quarter, or in the case of any partial quarterly period, the last day of each calendar month during the relevant period and the last Business Day of such period. Any fee payable by the Company hereunder will be paid by Company within ten (10) Business Days following receipt by the Company of an invoice for such fee, detailing the calculation of such fee. Upon termination of the Agreement, any outstanding Management Fee shall become immediately payable by the Company

Sch. 3 1006246581v4 Schedule 3 Proxy Policies and Procedures Schedule [See attached.]

Highly Confidential BLACKSTONE ISG-I ADVISORS L.L.C. PROXY VOTING POLICIES AND PROCEDURES UPDATED: AUGSUT 2017 I. Policy When the Advisor has discretion to vote the proxies of its Clients, the Advisor will vote these proxies in the best interest of the Clients and in accordance with these policies and procedures. These policies and procedures are a supplement to, and form a part of, BISA’s Supplemental Policies & Procedures. Capitalized terms used in these Proxy Voting Policies & Procedures without definition are defined in the Supplemental Policies & Procedures. II. Proxy Voting Procedures For the Advisor, proxies may arise in the context of requests for consent or other votes requested by portfolio companies. All proxies will be received by the BISA Operations and Fund Administration Team or the third party Fund Administrator for the applicable Client and will be sent to the Advisor’s compliance team, who are responsible for monitoring and documenting the proxy voting process. The Fund Administrator will then: 1. Deliver a summary of the proposed changes to the portfolio management team Lead (the “PMT Lead”), who will determine the appropriate course of action. 2. Provide the PMT Lead with a list of Clients that invest in the portfolio company in question and the date by which the Advisor must vote the proxy. 3. Complete the consent form provided by the portfolio company and prepare it for execution by the appropriate authorized signatory. All proxies will be returned by the BISA Operations and Fund Administration Team or the third party Fund Administrator to the relevant addressee. 4. Maintain records relating to each proxy, including: (i) a copy of the proxy; (ii) the voting decision with regard to the proxy; (iii) any documents created by the Advisor, or others, that were material to the voting decision; (iv) a record of each written request from an investor for proxy voting information; and (v) the Advisor's written response to any such request (oral or written). Such records shall be maintained by the Advisor’s compliance team and the BISA Operations and Fund Administration Team or the third party Fund Administrator for a period of not less than 5 years, the first two years in the BISA Operations and Fund Administration Team or the third party Fund Administrator’s offices in either hard copy or electronic copy form, from the end of the fiscal year during which the records were last updated. 5. Maintain a copy of these policies and procedures and all amendments thereto.

If a Client holds publicly traded securities, the Client’s securities may be borrowed, hypothecated, rehypothecated or pledged by the Client’s custodian on the record date for determining eligibility to vote a proxy. In such case, the Client typically will not be eligible to vote the securities. The Advisor does not believe it is necessary or practical to insist that the custodians “lock up” the Client’s securities at all times (i.e., not allow the Client’s securities to be borrowed, hypothecated, rehypothecated or pledged). However, the Advisor will request that the custodian “lock up” the Client’s securities on a record date if the vote in question is material to the Client’s investments. III. Voting Guidelines In the absence of specific voting guidelines from a Client, the Adviser will vote proxies in the best interests of the Client, as determined by the Adviser in its discretion. The Adviser may elect not to vote certain routine proxies where the Adviser determines that doing so would be unduly burdensome. IV. Conflicts of Interest The Advisor’s General Counsel and compliance team will identify any conflicts that exist between the interests of the Advisor and its Clients. This examination will include a review of the relationship of the Advisor and its Affiliates with the issuer of the security to determine whether the manager or issuer has any relationship with the Advisor or an Affiliate. If a material conflict exists, the Advisor will determine the appropriate course of action. Such course of action may include, without limitation, consulting with the Client or following the recommendation of a proxy consulting firm that is not an Affiliate of the Advisor. V. Disclosure The Advisor will disclose in Part 2A of its Form ADV that Clients may obtain a copy of these policies and procedures and may review in the Advisor’s offices information on how the Advisor voted proxies relating to such Fund’s or Customized Vehicle’s portfolio. Such information will include, with respect to each voted proxy, (1) the name of the issuer; (2) the proposal voted upon; and (3) how the Advisor voted the proxy. VI. Class Actions When a recovery is achieved in a class action, Clients who owned shares in the company subject to the action have the option to either: (1) opt out of the class action and pursue their own remedy; or (2) participate in the recovery achieved via the class action. If class action documents are received by the Advisor on behalf of a Client, and the Client has not retained authority to make such determinations, the General Counsel and other relevant employees will determine whether it is in the best interests of the Client to participate in, or opt out of, the class action. The General Counsel and the compliance team will maintain appropriate documentation. If the Client has retained the authority to make such determination, the class action documents shall be promptly forwarded to the Clients.